UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event report): July 08, 2015

DEEP WELL OIL & GAS, INC.

(Exact name of registrant as specified in its charter)

NEVADA	0-24012	98-0501168
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

Suite 700, 10150 – 100 Street, Alberta, Canada	T5J 0P6
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (780) 409-8144

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01     Other Events.

On July 08, 2015, the Board of Directors of Deep Well Oil & Gas, Inc. (“Deep Well”) determined that the date of its Annual General Meeting of Shareholders will be held on Tuesday, September 29, 2015 (the “Meeting”). The Board of Directors set the close of business on August 7, 2015, as the record date (the “Record Date”) for shareholders entitled to receive notice of and to vote at the Meeting.

As previously disclosed and in accordance with Deep Well’s proxy statement as filed with the U.S. Securities and Exchange Commission (“SEC”) on August 7, 2014 on Schedule 14A, all shareholder proposals for inclusion in Deep Well’s proxy materials for its Meeting must comply with the rules pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended and in accordance with Deep Well’s bylaws as previously filed with the SEC.

Deep Well plans to file with the SEC and make its proxy materials available on its website on or about August 13, 2015, and advises its shareholders to read the proxy statement, as it will contain important information about proposals being voted on at the Meeting.

Item 9.01     Financial Statements and Exhibits.

Deep Well issued a press release on July 14, 2015 announcing the date of its Annual General Meeting of Shareholders, which is filed herewith as Exhibit 99.1.

(a) Financial Statements

Not Applicable.

(d) Exhibits to subject matter reported on this Form 8-K

Exhibit No.	Description
99.1	Press Release dated July 14, 2015, filed herewith.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

DEEP WELL OIL & GAS, INC.

Date: July 14, 2015	By:	/s/ Dr. Horst A. Schmid
Dr. Horst A. Schmid
Chairman and CEO

3